Exhibit 99.1

As previously announced, TDS and USM will hold a joint teleconference Oct. 20, 2004 at 10:00 a.m. Chicago time. Interested parties may listen to the call live on the U.S. Cellular web site at www.uscellular.com in the Conference Call section of Investor Relations.

Contact:	Kenneth R. Meyers, Executive Vice President - Finance - U.S. Cellular (773) 399-8900 kmeyers@uscellular.com

Mark A. Steinkrauss, Vice President, Corporate Relations - TDS (312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR REPORTS STRONG GROWTH IN THE THIRD QUARTER

CHICAGO — Oct. 20, 2004 — United States Cellular Corporation [AMEX:USM] reported service revenues of $692 million for the third quarter of 2004, up 10 percent from $628.4 million in the comparable period a year ago, as restated. The company recorded operating income of $42 million during the quarter compared to $95.6 million in the third quarter of 2003, as restated. Net income and basic earnings per share were $21.3 million and $0.25, respectively, compared to net income and basic earnings per share of $51.6 million and $0.60, respectively, in the comparable period one year ago, as restated.

Operating income declined 56% from the comparable period a year ago, due principally to costs associated with adding 144,000 new customers, the costs of launching three new markets, the costs of heavily subsidizing consumer handsets, and an increase in depreciation expense.

Third quarter 2004 operating results do not include any results from operations of the Florida, Georgia and south Texas markets that were either traded or sold to AT&T Wireless. The Florida, Georgia and south Texas markets contributed $24 million of service revenues in the third quarter of 2003.

Third Quarter Highlights

  Customers totaled 4,828,000, a 13 percent increase from 4,268,000 customers one year earlier.
  Net customer activations from distribution channels totaled 144,000 during the quarter, compared to 66,000 activations for the same quarter of 2003.
  For the quarter, the company recorded postpay churn of 1.6 percent, which is favorable to industry averages.
  Average monthly retail service revenue per customer increased to $41.51 compared to $40.68 in the same period a year ago.

President’s Comments
“We’re pleased to report another quarter of strong operating results,” said John E. Rooney, president and chief executive officer. “We added 144,000 customers during the quarter, our third consecutive quarter of strong net add performance, which brings net customer additions for the first nine months of the year to 477,000, ahead of our business plan.

“Our company-wide focus on customer satisfaction is the key driver to our low churn rates and resulting strong net customer additions. Customers can easily access our products and services through our 2,300 distribution outlets, making it easier for the customer to do business with us. And we provide our customers with an exceptional network of more than 4,700 cell sites, ensuring excellent call quality.

“During the quarter we made further progress on our strategy of strengthening our competitive footprint and upgrading our network. We launched service in Oklahoma City, Okla., Lincoln, Neb. and Portland, Maine, all markets which are contiguous to our existing operations. We completed deployment of CDMA 1X technology in our Northwest markets, leaving only the mid-Atlantic markets for conversion. We are well on track to complete the mid-Atlantic conversion before year end, bringing our three-year network upgrade initiative to a successful close. With the completion of the upgrade we will be able to offer our popular easyedgeSM suite of data services to customers in these remaining markets. easyedge has been very successful and contributed to the increase in retail service revenue per unit in the quarter.

“The costs associated with our strong customer growth as well as the considerable cost to launch the new markets affected our marketing cost per gross customer unit addition (CPGA) for the quarter. Also impacting CPGA is the industry’s continued practice of heavily subsidizing handset costs, as the cost of handsets has increased due to additional features such as color or camera functions.”

U.S. Cellular Corporation, the nation’s eighth largest wireless service carrier, provides wireless service to 4.8 million customers in 26 states. The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: changes in circumstances or events that may affect the ability of the company to start up the operations of the licensed areas involved in the AT&T Wireless transaction completed in August 2003; the ability of the company to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in the overall economy; changes in competition in the markets in which the company operates; advances in telecommunications technology; the impact of wireless local number portability; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; changes in the capital markets that could adversely impact the availability, cost and terms of financing; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

As previously announced, TDS and U.S. Cellular will hold a joint teleconference Oct. 20, 2004 at

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10:00 a.m. Chicago time. Interested parties may listen to the call live over the Internet by accessing http://www.vcall.com/CEPage.asp?ID=89406, or the conference call page of the Investor Relations section at www.uscellular.com, or by calling 888/245-6674, pass code 1398163. The conference call will also be archived on the conference call section of the U.S. Cellular web site at www.uscellular.com. Prior to the commencement of the call, certain financial and statistical information discussed during the conference call comments will be posted to the conference call page of the Investor Relations section of the U.S. Cellular web site, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed.

USM’s Internet Home Page: www.uscellular.com

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UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	9/30/04	6/30/04	3/31/04	12/31/03	9/30/03

Consolidated Markets:
Total population (000s) (1)	45,581	45,581	45,581	46,267	45,817
Customer units	4,828,000	4,684,000	4,547,000	4,409,000	4,268,000

Gross customer unit activations	387,000	365,000	397,000	368,000	294,000
Net customer unit activations	144,000	137,000	196,000	141,000	66,000
Market penetration (1)	10.59%	10.28%	9.98%	9.53%	9.32%
Cell sites in service	4,713	4,420	4,122	4,184	4,082
Average monthly revenue per unit (2)	$48.49	$47.79	$46.16	$47.80	$49.05
Retail service revenue per unit (2)	$41.51	$41.58	$40.26	$40.64	$40.68
Inbound roaming revenue per unit (2)	$3.39	$3.21	$3.17	$3.90	$4.65
Long-distance/other revenue per unit (2)	$3.59	$3.00	$2.73	$3.26	$3.72
Minutes of use (MOU) (3)	553	542	491	462	435
Postpay churn rate per month (4)	1.6%	1.5%	1.3%	1.4%	1.6%
Marketing cost per gross
customer unit addition (5)	$410	$392	$371	$384	$405
Capital Expenditures ($000s)	$131,648	$162,579	$100,535	$193,413	$135,111

(1)	Market penetration is calculated using 2003 Claritas population estimates for 9/30/04, 6/30/04 and 3/31/04 and 2002 Claritas estimates for 2003. "Total population" represents the total population of each of U.S. Cellular's consolidated markets, regardless of whether the market has begun marketing operations. The 9/30/04, 6/30/04 and 3/31/04 total population counts include the population of the market added to consolidated operations as of 1/1/04, but exclude the population of the six markets sold to AT&T Wireless in February 2004. The 12/31/03 and 9/30/03 total population counts exclude the population of the 10 markets transferred to AT&T Wireless in August 2003 and include the population of markets acquired from AT&T Wireless in that transaction. The population of markets for which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless are not included in the total population counts for any period.
(2)	Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:
Service Revenues per Financial Highlights	$691,964	$662,658	$619,382	$620,639	$628,440
Components:
Retail service revenue during quarter	$592,411	$576,541	$540,228	$527,626	$521,247
Inbound roaming revenue during quarter	$48,402	$44,516	$42,499	$50,653	$59,638
Long-distance/other revenue during quarter	$51,151	$41,601	$36,655	$42,360	$47,555

Divided by average customers during quarter (000s)	4,757	4,622	4,473	4,328	4,271
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$48.49	$47.79	$46.16	$47.80	$49.05
Retail service revenue per unit	$41.51	$41.58	$40.26	$40.64	$40.68
Inbound roaming revenue per unit	$3.39	$3.21	$3.17	$3.90	$4.65
Long-distance/other revenue per unit	$3.59	$3.00	$2.73	$3.26	$3.72

(3)	Average monthly local minutes of use per customer (without roaming).
(4)	Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.
(5)	Due to changes in accounting for agent rebates and net customer retention expenses, for all periods shown this measurement is no longer calculable using information from the financial statements as reported. The details of this calculation and a reconciliation to line items reported in Financial Highlights for each respective quarter are shown on U.S. Cellular's web site, along with additional information related to U.S. Cellular's third quarter results, at www.uscellular.com.
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UNITED STATES CELLULAR CORPORATION FINANCIAL HIGHLIGHTS Three Months Ended September 30 (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)
		2003
	2004	Restated	Amount	Percent

Operating Revenues
Service Revenues	$691,964	$628,440	$63,524	10.1%
Equipment Sales	56,249	36,536	19,713	54.0%

	748,213	664,976	83,237	12.5%

Operating Expenses
System Operations	154,126	153,724	402	0.3%
Cost of Equipment Sold	126,659	76,926	49,733	64.7%
Selling, General and Administrative	298,011	236,573	61,438	26.0%
Depreciation	115,377	90,171	25,206	28.0%
Amortization and Accretion	12,031	13,463	(1,432)	(10.6%	)
Loss (Gain) on Assets Held for Sale	—	(1,442)	1,442	N/M

	706,204	569,415	136,789	24.0%

Operating Income	42,009	95,561	(53,552)	(56.0%	)

Investment Income	19,265	11,301	7,964	70.5%
Interest (Expense)	(23,671)	(15,615)	(8,056)	(51.6%	)
Other Income (Expense)	(2,697)	1,019	(3,716)	N/M

Income Before Income Taxes and Minority Interest	34,906	92,266	(57,360)	(62.2%	)
Income Tax Expense	11,646	36,047	(24,401)	(67.7%	)

Income Before Minority Interest	23,260	56,219	(32,959)	(58.6%	)
Minority Share of Income	(1,951)	(4,605)	2,654	57.6%

Net Income	$21,309	$51,614	$(30,305)	(58.7%	)

Weighted Average Common and Series A Common Shares (000s) (Basic)	86,278	86,142	136

Earnings Per Common and Series A Common Share ("EPS") (Basic)	$0.25	$0.60	$(0.35)	(58.3%)

Earnings Per Common and Series A Common Share ("EPS") (Diluted)	$0.25	$0.59	$(0.34)	(57.6%)

N/M - Percent change not meaningful

UNITED STATES CELLULAR CORPORATION FINANCIAL HIGHLIGHTS Nine Months Ended September 30 (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)
		2003
	2004	Restated	Amount	Percent

Operating Revenues
Service Revenues	$1,974,004	$1,803,150	$170,854	9.5%
Equipment Sales	144,084	111,537	32,547	29.2%

	2,118,088	1,914,687	203,401	10.6%

Operating Expenses
System Operations	436,536	438,721	(2,185)	(0.5%	)
Cost of Equipment Sold	356,729	245,149	111,580	45.5%
Selling, General and Administrative	825,836	745,020	80,816	10.8%
Depreciation	327,131	272,534	54,597	20.0%
Amortization and Accretion	36,420	45,371	(8,951)	(19.7%	)
Loss on impairment of intangible assets	—	49,595	(49,595)	N/M
Loss (Gain) on Assets Held for Sale	(725)	23,619	(24,344)	N/M

	1,981,927	1,820,009	161,918	8.9%

Operating Income	136,161	94,678	41,483	43.8%

Investment Income	51,913	37,163	14,750	39.7%
Interest (Expense)	(64,937)	(47,513)	(17,424)	(36.7%	)
(Loss) on Investments	(1,830)	(3,500)	1,670	47.7%
Other Income	464	2,801	(2,337)	(83.4%	)

Income Before Income Taxes and Minority Interest	121,771	83,629	38,142	45.6%
Income Tax Expense	46,401	37,725	8,676	23.0%

Income Before Minority Interest	75,370	45,904	29,466	64.2%
Minority Share of Income	(6,845)	(9,464)	2,619	27.7%

Income Before Cumulative Effect of Accounting Change	68,525	36,440	32,085	88.0%
Cumulative effect of accounting change, net of tax	—	(14,346)	14,346	N/M

Net Income	$68,525	$22,094	$46,431	N/M

Weighted Average Common and Series A Common Shares (000s) (Basic)	86,211	86,132	79

Earnings Per Common and Series A Common Share ("EPS") (Basic)	$0.79	$0.26	$0.53	N/M

Basic EPS Before Cumulative Effect of Accounting Change	$0.79	$0.43	$0.36	83.7%
Basic EPS from Cumulative Effect of Accounting Change	$—	$(0.17)	$0.17	N/M

Earnings Per Common and Series A Common Share ("EPS") (Diluted)	$0.79	$0.26	$0.53	N/M

Diluted EPS Before Cumulative Effect of Accounting Change	$0.79	$0.43	$0.36	83.7%
Diluted EPS from Cumulative Effect of Accounting Change	$—	$(0.17)	$0.17	N/M

N/M - Percent change not meaningful 6
UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) ASSETS

	September 30, 2004	December 31, 2003

Current Assets
Cash and cash equivalents
General funds	$30,661	$9,822
Affiliated cash equivalents	56	26

	30,717	9,848
Accounts receivable	323,697	286,980
Inventory	61,842	70,963
Prepaid expenses	26,241	22,396
Prepaid income taxes	7,883	2,407
Other current assets	30,463	31,511

	480,843	424,105

Investments
Licenses	1,184,014	1,189,326
Goodwill	425,343	430,256
Customer list, net	27,417	24,448
License rights	42,037	42,037
Marketable equity securities	249,571	260,188
Investments in unconsolidated entities, net	171,727	170,569
Notes and interest receivable--long-term	5,252	6,476

	2,105,361	2,123,300

Property, Plant and Equipment
In service and under construction	3,733,188	3,441,177
Less accumulated depreciation	1,503,688	1,267,293

	2,229,500	2,173,884

Deferred Charges
System development costs, net	78,466	97,370
Other, net	33,081	26,565

	111,547	123,935

Assets of Operations Held for Sale	51,923	100,523

Total Assets	$4,979,174	$4,945,747

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UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) LIABILITIES AND SHAREHOLDERS' EQUITY

	September 30, 2004	December 31, 2003

Current Liabilities
Current portion of long-term debt	$3,000	$3,000
Current portion of long-term debt - affiliates	—	105,000
Notes payable	55,000	—
Accounts payable
Affiliates	6,934	4,252
Trade	210,456	281,306
Customer deposits and deferred revenues	104,162	93,789
Accrued interest	15,408	11,416
Accrued taxes	84,262	25,477
Accrued compensation	46,503	39,257
Other current liabilities	23,763	18,399

	549,488	581,896

Long-term Debt
6% zero coupon convertible debentures	—	157,659
7.25% notes	—	250,000
Variable prepaid forward contract	159,856	159,856
8.75% notes	130,000	130,000
6.7% notes	530,817	436,829
7.5% notes	330,000	—
Other	10,000	10,000

	1,160,673	1,144,344

Deferred Liabilities and Credits	685,441	691,580

Minority Interest	38,736	60,097

Liabilities of Operations Held for Sale	2,283	2,427

Common Shareholders' Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,302,775	1,308,963
Treasury Shares	(100,686)	(115,156)
Accumulated other comprehensive income	27,130	26,789
Retained earnings	1,225,282	1,156,755

	2,542,553	2,465,403

Total Liabilities and Shareholders' Equity	$4,979,174	$4,945,747

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